UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024 (March 18, 2024)

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 West Peachtree Street NW Atlanta, Georgia 30308-1925	(855) 667-3655
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2024, Board of Directors Norfolk Southern Corporation (the “Company”) appointed John Orr as Executive Vice President & Chief Operating Officer, effective March 20, 2024.

Mr. Orr, age 60, most recently served as Executive Vice President and Chief Transformation Officer of Canadian Pacific Kansas City Limited since April 2023. Previously, Mr. Orr served as Executive Vice President Operations for Kansas City Southern, overseeing the Transportation, Engineering, Mechanical, Network Operations, Health-Safety-Environmental and Labor Relations teams from 2021-2023. Mr. Orr began his railroad career at Canadian National Railway in 1985, holding various leadership positions including Senior Vice President and Chief Transportation Officer.

There was no arrangement or understanding between Mr. Orr and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Orr and any director or executive officer of the Company. There are no transactions between Mr. Orr and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Orr’s appointment as Executive Vice President & Chief Operating Officer, he entered into an Offer Letter with the Company pursuant to which he will receive an annual base salary of $750,000, a cash hiring bonus of $825,000, and be eligible to receive equity and incentive bonus opportunities and other benefits available to other employees at the executive vice president level. For 2024, this includes an equity grant under the Company’s Long-Term Incentive Plan (“LTIP”) with a target value of $2,700,000, comprised of 50% performance share units, 25% nonqualified stock options, and 25% restricted stock units (“RSUs”) each vesting as specified in the terms of the Company’s form award agreements. The Offer Letter also provides Mr. Orr with a one-time, long-term equity grant with a target value of $6,000,000, comprised solely of RSUs vesting in three equal annual installments on each of the first, second, and third anniversaries of the grant date. The Offer Letter further provides severance benefits to Mr. Orr in the event he is terminated by the Company without Cause or if he terminates his employment for Good Reason, including a cash payment equal to two times the sum of his base salary and target annual incentive opportunity, continued vesting of all outstanding equity awards, and payment of all compensation otherwise payable to him as of his termination date, including a prorated annual incentive award for such year payable in the ordinary course. Mr. Orr is also required under the Offer Letter to repay $500,000 of his signing bonus if he were to voluntarily leave the Company without Good Reason during his first two years of employment.

The Company also announced that Paul B. Duncan will depart from his position as Executive Vice President & Chief Operating Officer of the Company, effective March 31, 2024. In connection with his departure, Mr. Duncan is entitled to severance payments and benefits under the terms of the Norfolk Southern Executive Severance Plan pursuant to an involuntary separation.

Item 7.01. Regulation FD Disclosure

The Company issued a press release on March 20, 2024, announcing the appointment of Mr. Orr and the departure of Mr. Duncan. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release Dated March 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Important Additional Information and Where to Find It

The Company has filed a preliminary proxy statement on Schedule 14A containing a form of WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The proxy statement is in preliminary form and Norfolk Southern intends to file and mail a definitive proxy statement (the “2024 Proxy Statement”) to shareholders of Norfolk Southern. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the preliminary proxy statement, 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in the Company’s preliminary proxy statement for the 2024 Annual Meeting, filed with the SEC on February 26, 2024, and will be included in Norfolk Southern’s 2024 Proxy Statement, once available. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the preliminary proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name: Denise W. Hutson
Title: Corporate Secretary

Date: March 20, 2024

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Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern appoints industry veteran

John Orr as chief operating officer

Proven scheduled railroading operator enhances leadership team and will help accelerate implementation of the company’s strategy

ATLANTA, March 20, 2024 – Norfolk Southern Corporation (NYSE: NSC) announced Wednesday the appointment of John Orr as executive vice president and chief operating officer, effective immediately. Throughout his four-decade career, Orr has earned a reputation as a proven leader in applying scheduled railroading principles to drive sustainable long-term value creation. He spearheaded the turnaround of Canadian Pacific Kansas City’s (CPKC) Mexico operations by successfully implementing a high-efficiency operating model, shaped and guided the execution of Kansas City Southern’s (KCS) service-focused scheduled railroading initiatives, and drove significant improvements in Canadian National Railway’s (CN) safety and operational performance.

Orr will oversee Norfolk Southern’s railway operations, including safety, transportation, network planning and operations, engineering, and equipment maintenance. He began his career as a craft railroader and served as a union representative for 15 years. During his tenure at CN, Orr held a variety of positions including chief safety and sustainability officer and was recognized for driving numerous process improvements, mentoring programs, and progressive safety culture initiatives. Orr’s experience as a frontline railroader and an executive informs his approach to team building, employee development, and engagement with regulators. Ultimately, this enables him to drive new levels of safety, service, growth, and operating efficiencies. He will report directly to Norfolk Southern president and chief executive officer Alan H. Shaw. In connection with Orr’s appointment, current chief operating officer Paul Duncan departed the company to pursue other opportunities.

Amy Miles, Norfolk Southern’s independent board chair, said, “Alan, together with the board, took decisive action in recruiting John, an exceptional talent who will help accelerate the execution of our strategy and deliver results for our shareholders. John is a proven railroad operator, and we are confident he brings the right skills and experience to drive profitable growth over the long term. Importantly, he shares our commitment to the critical cultural transformation at Norfolk Southern that values our employees, customers, shareholders, and communities.”

Claude Mongeau, Norfolk Southern independent director and former chief executive officer of CN, added, “Orr has a solid track record of operational excellence and, with four decades of broad industry experience, is clearly one of the most effective operating leaders in the rail sector. I’ve worked closely with John at CN as we first implemented scheduled railroading with a more customer-centric agenda, and I can vouch for his unwavering commitment to safety. I’m confident that he will help the NS team deliver on its balanced strategy to drive top-tier revenue and earnings growth at industry-competitive margins.”

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Alan Shaw, Norfolk Southern president and chief executive officer, said, “John is a deeply respected and accomplished leader, and is the right chief operating officer to ensure execution of our strategy of balancing safe service, productivity, and growth. He has a proven ability to build strong relationships with customers, regulators, unions, and industry partners. His performance history as a disciplined and thoughtful operator makes him an ideal fit as we look to execute our balanced strategic plan that will deliver top-tier earnings and revenue growth at industry competitive margins. John recognizes a high level of service is critical to delivering for our customers and for sustaining growth. I have full confidence Norfolk Southern is positioned to execute our ground-breaking strategy, leveraging our unique franchise strengths.”

Shaw concluded, “I want to thank Paul Duncan for the leadership, passion, and dedication he brought to Norfolk Southern throughout his tenure. His contributions were instrumental in enhancing our safety culture and improving our service product. On behalf of the management team, I wish Paul all the best in his future endeavors.”

John Orr said, “I have great admiration for Norfolk Southern and am honored to join this iconic railway at such a pivotal time in its history. I have deep respect for Alan and the transformation he is leading through the pursuit of an industry changing strategy. The company has an extraordinary network and I want to build upon the strength of the franchise. I am excited to work with the full leadership team and the company’s dedicated craft railroaders to enhance operating performance and strengthen Norfolk Southern’s industry leadership for years to come.”

Orr joins Norfolk Southern from CPKC, where he served as executive vice president and chief transformation officer, and oversaw network operations planning and design, labor relations, and regulatory affairs. In that role, he led the integration and optimization of operations following Canadian Pacific Railway’s acquisition of KCS in December 2021, including rapidly remediating the challenged Mexican operations by restoring service levels and resiliency, which resulted in significant operating improvements across train speed, terminal dwell time, car miles for care, locomotive productivity, and service experience for the customer. Prior to CPKC, he was executive vice president of operations at KCS, where he successfully executed precision scheduled railroading initiatives focusing on improving service. Orr is an award-winning expert and author in Precision Scheduled Railroading operations, having worked under Hunter Harrison for decades at CN, and was honored with Railway Age’s 2023 Top Influencer award.

He began his career at CN in 1985 as a conductor. Over the years, he held various operating and network positions at the company, ultimately being promoted to senior vice president and chief transportation officer. Orr holds a bachelor of arts in environmental studies from University of Waterloo and completed the Advanced Management Program at Harvard Business School.

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As a reflection of Orr’s unique set of skills and experience and his expected impact on long-term value creation, the company has entered into an agreement with CPKC that offers certain financial and commercial considerations in exchange for a waiver of his non-compete provisions. Norfolk Southern has agreed to a one-time payment to CPKC of $25 million, make certain commercial and operational considerations related to the Meridian Speedway and the Meridian Terminal, and abide by temporary non-solicitation and non-hire provisions regarding a short list of CPKC employees.

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

Important Additional Information and Where to Find It

The Company has filed a preliminary proxy statement on Schedule 14A containing a form of WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The proxy statement is in preliminary form and Norfolk Southern intends to file and mail a definitive proxy statement (the “2024 Proxy Statement”) to shareholders of Norfolk Southern. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the preliminary proxy statement, 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

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Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in the Company’s preliminary proxy statement for the 2024 Annual Meeting, filed with the SEC on February 26, 2024, and will be included in Norfolk Southern’s 2024 Proxy Statement, once available. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the preliminary proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements regarding our COO transition and our ability to execute on our strategic plan, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward- looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward- looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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